united states
Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 10, 2019

Cadiz Inc.

(Exact Name of Registrant as Specified in its Charter)
DELAWARE	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 S. Hope Street, Suite 2850 Los Angeles, CA		90071
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (231) 271-1600
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On July 10, 2019, the Company held its 2019 Annual Meeting of Stockholders.  The number of shares represented and voting in person and by proxy at said meeting was 22,377,474.

(i) The following directors were elected at the meeting:
NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Keith Brackpool	18,096,765	2,500,002	1,780,707
John A. Bohn	20,366,306	230,461	1,780,707
Jeffrey J. Brown	20,371,814	224,953	1,780,707
Stephen E. Courter	20,130,863	465,904	1,780,707
Maria Echaveste	20,591,057	5,710	1,780,707
Geoffrey Grant	20,113,748	483,019	1,780,707
Winston Hickox	20,110,963	485,804	1,780,707
Murray H. Hutchison	20,543,722	53,045	1,780,707
Richard Nevins	20,565,705	31,062	1,780,707
Scott S. Slater	20,565,838	30,929	1,780,707
Carolyn Webb de Macias	20,590,657	6,110	1,780,707

(ii) PricewaterhouseCoopers LLP was approved as the Company's independent auditors for the fiscal year 2019 by the following vote:

VOTES
FOR:	22,299,576
AGAINST:	77,508
ABSTAIN:	390

(iii) The Company's stockholders approved the Cadiz Inc. 2019 Equity Incentive Plan by the following vote:

VOTES
FOR:	17,283,391
AGAINST:	53,655
ABSTAIN:	3,259,721
BROKER NON-VOTES:	1,780,707

(iv) The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers, by the following vote:

VOTES
FOR:	16,826,292
AGAINST:	76,026
ABSTAIN:	3,694,449
BROKER NON-VOTES:	1,780,707

(v) The Company's stockholders did not approve the stockholder proposal to amend the Bylaws to expand the notice requirements for stockholder business to be timely brought before an annual meeting, if properly presented, by the following vote:

VOTES
FOR:	632,024
AGAINST:	16,702,222
ABSTAIN:	3,262,521
BROKER NON-VOTES:	1,780,707

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Date:  July 12, 2019